                                                                   EXHIBIT 10.10


                                 SOHU.COM INC.
             THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This Third Amended and Restated Investor Rights Agreement (this
"Agreement") is made and entered into as of February 1, 2000 by and among
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Sohu.com Inc., a Delaware corporation (the "Company") formerly known as Internet
                                            -------
Technologies China Incorporated, and the persons and entities who are signatories hereto and listed on Exhibit A hereto (individually, an "Investor"
                                                                     --------
and, collectively, the "Investors").
                        ---------

                                R E C I T A L S
                                ---------------

     A. The Investors have purchased from the Company, and the Company has sold to the Investors, shares of the Company's Series B Convertible Preferred Stock ("Series B Preferred Stock"), the Company's Series B-1 Convertible Preferred Stock ("Series B-1 Preferred Stock"), the Company's Series C Convertible Preferred Stock ("Series C Preferred Stock") or the Company's Series D Convertible Preferred Stock ("Series D Preferred Stock") (Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock together, "Preferred Stock") on the terms and conditions set
                           ---------------
forth in (a) a Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement") dated as of March 10, 1998 between the Company and the Investors named therein, (b) a Series B-1 Preferred Stock Purchase Agreement (the "Series B-1 Purchase Agreement") dated as of August 18, 1998 between the Company and the Investor named therein, (c) a Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement") dated as of October 18, 1999 between the Company and the Investors named therein and (d) one or more Series D Preferred Stock Purchase Agreements between the Company and the Investors named therein (the "Series D Purchase Agreements", together with the Series B Purchase Agreement, the Series B-1 Purchase Agreement and the Series C Purchase Agreement, the "Purchase Agreements").
                -------------------

     B. The Company and the Investors which are parties to the Series B Purchase Agreement, the Series B-1 Purchase Agreement and the Series C Purchase Agreement (the "Initial Investors") are parties to a Second Amended and Restated Investor Rights Agreement dated as of October 18, 1999 (the "Second Amended and Restated Investor Rights Agreement");

     C. Certain of the obligations of the Company and of the Investors which are parties thereto under the Series D Purchase Agreements (the "Additional Investors") are conditioned upon the amendment and restatement of the Second Amended and Restated Investor Rights Agreement to add the Additional Investors as parties and to make such additional changes as are set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.   INFORMATION RIGHTS.
     ------------------

     1.1  Information and Inspection Rights.  The Company covenants and agrees
          ---------------------------------
that for so long as an Investor holds any shares of Preferred Stock issued under this Agreement or any of the Purchase Agreements, the Company will deliver to such Investor: (a) audited annual financial statements within 90 days after the end of each fiscal year; (b) unaudited quarterly financial statements within 45 days of the end of each fiscal quarter; (c) unaudited monthly financial statements within 30 days of the end of each month; (d) an annual budget for the following fiscal year within 30 days prior to the end of each fiscal year; and
(e) upon the written request by the Investor, such other information as the Investor shall reasonably request, including without limitation tables of stock ownership in the Company not less frequently than quarterly. The Company further covenants and agrees that for so long as an Investor holds any shares of Preferred Stock issued under this Agreement or the Purchase Agreements, such Investor shall have standard inspection rights. These information and inspection rights shall terminate upon consummation of an underwritten initial public offering of shares of Common Stock of the Company (the "IPO"). Following the IPO, the Company shall deliver to the Investor copies of the Company's 10-K's, 10-Q's, 8-K's and Annual Reports to Shareholders promptly after such documents are filed with the SEC.

     1.2  Board Observer.  So long as an Investor holds at least 190,000 shares
          --------------
of Preferred Stock (such number to be proportionately adjusted for stock splits, stock dividends, and similar events), the Company will permit a representative of such Investor (the "Observer") to attend all meetings of the Company's Board of Directors (the "Board") and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to the Investor, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members; provided, that if a representative of an Investor is a member of the Board, such Investor shall not have the right to appoint an Observer.

     The Company acknowledges that any Investor will likely have, from time to time, information that may be of interest to the Company ("Information") regarding a wide variety of matters including, by way of example only, (1) Investor's technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Observer. The Company, as a material part of the consideration for this Agreement, agrees that each Investor and its Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit such Investor's ability to pursue opportunities based on such Information or that

                                      -2-
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would require Investor or Observer to disclose any such Information to the
Company or offer any opportunity relating thereto to the Company.

     1.3  GAAP Financial Statements.  From and after the date hereof, all
          -------------------------
audited and unaudited financial statements prepared by the Company shall be prepared in accordance with United States generally accepted accounting principles (GAAP), and all audits of the Company's financial statements shall be conducted by one of the United States based "Big Five" accounting firms.

2.   REGISTRATION RIGHTS.
     -------------------

     2.1  Definitions.  For purposes of this Section 2:
          -----------

          (a)  Registration.  The terms "register," "registered," and
               ------------              --------    ----------
"registration" refer to a registration effected by preparing and filing a
-------------
registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of
               --------------
effectiveness of such registration statement by the SEC.

          (b)  Registrable Securities.  The term "Registrable Securities" means:
               ----------------------             ----------------------
(1) any Common Stock of the Company issued or to be issued pursuant to conversion of any shares of Preferred Stock issued (A) under the Purchase Agreements, and (B) pursuant to the Right of Participation (defined in Section 3 hereof), (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Preferred Stock described in clause (1) of this subsection (b) and (3) any other Common Stock of the Company owned or hereafter acquired by the Investor, provided, however, that shares of Common Stock of the Company now owned or hereafter acquired by any of Edward B. Roberts, Brant C. Binder or Nicholas Negroponte upon the exercise of options or warrants or upon the conversion into Common Stock of shares of Series A Convertible Preferred Stock of the Company owned by him shall not be Registrable Securities. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

          (c)  Registrable Securities Then Outstanding.  The number of shares of
               ---------------------------------------
"Registrable Securities then outstanding" shall mean the number of shares of
 ---------------------------------------
Common Stock of the Company that are Registrable Securities and are then issued and outstanding.

          (d)  Holder.  For purposes of this Section 2, the term "Holder" means
               ------                                             ------
any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

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          (e)  Form S-3.  The term "Form S-3" means such form under the
               --------             --------
Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (f)  SEC.  The term "SEC" or "Commission" means the U.S. Securities
               ---             ---      ----------
and Exchange Commission.

     2.2  Demand Registration.
          -------------------

          (a)  Request by Holders.  If the Company shall at any time after the
               ------------------
Company's IPO receive a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use its
                                 --------------
best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; provided that the
                                                             --------
Registrable Securities requested by all Holders to be registered pursuant to such request must be at least twelve percent (12%) of all Registrable Securities then outstanding; and provided further that the Company shall not be obligated
                      -------- -------
to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.2, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.3, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.3(a).

          (b)  Underwriting.  If the Holders initiating the registration request
               ------------
under this Section 2.2 ("Initiating Holders") intend to distribute the
                         ------------------
Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement, as to any shares held by such Holders which are not being registered, of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this
Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable

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Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the initiating Holders); provided, however, that the
                                                 --------  -------
number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

          (c)  Maximum Number of Demand Registrations.  The Company shall be
               --------------------------------------
obligated to effect only two (2) such registrations pursuant to this Section
2.2.

          (d)  Deferral.  Notwithstanding the foregoing, if the Company shall
               --------
furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company
                                          --------  -------
may not utilize this right more than once in any twelve (12) month period.

          (e)  Expenses.  All expenses incurred in connection with any
               --------
registration pursuant to this Section 2.2, including without limitation all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, and the Holders' legal fees, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this
Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 2.2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, further, however,
                                                 --------  -------  -------
that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.2.

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     2.3  Piggyback Registrations.  The Company shall notify all Holders of
          -----------------------
Registrable Securities in writing at least thirty (30) days prior to filing any registration statement, after the Company's IPO, under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any
                               ---------
registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) Underwriting.  If a registration statement under which the Company
              ------------
gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters, but in no event more restrictive than any agreement required to be signed by the officers, directors and other major stockholders of the Company). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to eighty percent (80%) of the Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of
                                 -----                     ------
the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that
                                                      --------  -------
the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested; and
(ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (b)  Expenses.  All expenses incurred in connection with a
               --------
registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

          (c)  Not Demand Registration.  Registration pursuant to this Section
               -----------------------
2.3 shall not be deemed to be a demand registration as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

     2.4  Form S-3 Registration.  In case the Company shall at any time after
          ---------------------
the first anniversary of the date hereof receive from any Holder of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

          (a)  Notice.  Promptly give written notice of the proposed
               ------
registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b)  Registration.  As soon as practicable, effect such registration
               ------------
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.4(a); provided, however, that the Company shall not be obligated to
                   --------  -------
effect any such registration, qualification or compliance pursuant to this
Section 2.4:

               (1) if Form S-3 is not available for such offering by the Holders;

               (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

               (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than ninety
(90) days after receipt of the request of the Holder or Holders under this
Section 2.4;

               (4) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.3(a); or

               (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c)  Expenses.  The Company shall pay all expenses incurred in
               --------
connection with each registration requested pursuant to this Section 2.4, (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel.

          (d)  Deferral.  Notwithstanding the foregoing, if the Company shall
               --------
furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.4, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company
                                          --------  -------
may not utilize this right more than once in any twelve (12) month period.

          (e)  Not Demand Registration.  Form S-3 registrations shall not be
               -----------------------
deemed to be demand registrations as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

     2.5  Obligations of the Company.  Whenever required to effect the
          --------------------------
registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

          (a)  Registration Statement.  Prepare and file with the SEC a
               ----------------------
registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided,
                                                                       --------
however, that the Company shall not be required to keep any such registration
-------
statement effective for more than one hundred eighty (180) days.

          (b)  Amendments and Supplements.  Prepare and file with the SEC such
               --------------------------
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c)  Prospectuses.  Furnish to the Holders such number of copies of a
               ------------
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

          (d)  Blue Sky.  Use its best efforts to register and qualify the
               --------
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)  Underwriting.  In the event of any underwritten public offering,
               ------------
enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f)  Notification.  Notify each Holder of Registrable Securities
               ------------
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g)  Opinion and Comfort Letter.  Furnish, at the request of any
               --------------------------
Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (h)  Exchange or Nasdaq National Market.  Use reasonable efforts to
               ----------------------------------
list such Registrable Securities on any securities exchange or other self-regulatory organization, such as the Nasdaq National Market, on which the Company's Common Stock is then listed, and to comply with all applicable regulations of the SEC.

     2.6  Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

     2.7  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a)  By the Company.  To the extent permitted by law; the Company will
               --------------
indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities
               --------
(joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
                 ---------

               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

               (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) By Selling Holders.  To the extent permitted by law, each selling
              ------------------
Holder (if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected) will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such other Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or such other Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity
                                    --------  -------
agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts
                                  --------  -------
payable in indemnity by a Holder under this Section 2.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

          (c) Notice.  Promptly after receipt by an indemnified party under this
              ------
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.7 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 2.7.

          (d) Defect Eliminated in Final Prospectus.  The foregoing indemnity
              -------------------------------------
agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement
                                  ----------------
shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (e) Contribution.  In order to provide for just and equitable
              ------------
contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however,
                                                           --------  -------
that, in any such case: (A) no such Holder will be required to contribute any amount in excess of net proceeds of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (f) Survival.  The obligations of the Company and Holders under this
              --------
Section 2.7 shall survive until the sixth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

     2.8  Termination of the Company's Obligations.  The Company shall have no
          ----------------------------------------
obligations pursuant to Sections 2.2 through 2.4 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

     2.9  No Registration Rights to Third Parties.  Without the prior written
          ---------------------------------------
consent of the Holders of at least eighty percent (80%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand,

"piggyback" or Form S-3 registration rights described in this Article 2, or otherwise) relating to any other voting securities of the Company, other than rights that are subordinate in right to the Investors as to cutbacks.

3.   RIGHT OF PARTICIPATION.
     ----------------------

     3.1  General.  Each Investor and any permitted assign of an Investor (each,
          -------
a "Participation Rights Holder") shall have the right of first refusal to
   ---------------------------
purchase such Participation Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the "Right
                                                                           -----
of Participation").
----------------

     3.2  Pro Rata Share.  A Participation Rights Holder's "Pro Rata Share" for
          --------------                                    --------------
purposes of the Right of Participation is the ratio of (a) the number of Registrable Securities held by such Participation Rights Holder, to (b) the total number of outstanding shares of Common Stock of the Company on a fully-diluted, as-converted basis. Each Holder shall have a right of over-subscription such that if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Holder's portion on a pro rata basis within ten (10) days from the date such non-purchasing Holder fails to exercise its rights hereunder to purchase its pro rata share of New Securities.

     3.3  New Securities.  "New Securities" shall mean any Preferred Stock,
          --------------    --------------
other preferred stock of the Company, Common Stock or other voting capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase any such securities, and securities of any other type whatsoever that are, or may become, convertible or exchangeable into such Preferred Stock, other preferred stock, Common Stock or other capital stock, provided, however,
                                                            --------  -------
that the term "New Securities" shall not include:

     (a) up to 830,625 shares of the Company's Common Stock (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board;

     (b) any shares of Preferred Stock issued under any of the Purchase Agreements, as such agreement may be amended;

     (c) any securities issued upon conversion of shares of Preferred Stock issued under any of the Purchase Agreements;

     (d) any securities issued in connection with any stock split stock, dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

     (e) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

     (f) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; or

     (g) any securities offered by the Company in a transaction registered under the Securities Act.

     3.4  Procedures.  In the event that the Company proposes to undertake an
          ----------
issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the "Participation Notice"),
                                               --------------------
describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities.
Each Participation Rights Holder shall have fifteen (15) business days from the date of receipt of any such Participation Notice to agree in writing to purchase such Participation Rights Holder's Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder's Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such fifteen (15) business day period to purchase such Participation Rights Holder's full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase. Such Participation Rights Holder shall purchase the portion elected by such Participation Rights Holder concurrently with the closing of the transaction triggering the Right of Participation.

     3.5  Failure to Exercise.  Upon the expiration of such ten (10) day period,
          -------------------
the Company shall have 60 days thereafter to sell the New Securities described in the Participation Notice (with respect to which the Participation Rights Holders' rights of first refusal hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such 60 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

     3.6  Termination.  The Right of Participation for the Holders shall
          -----------
terminate upon the first date that Investors and their Affiliates (as defined in Rule 144 under the Securities Act) collectively hold neither (i) more than 250,000 shares of Series B Preferred Stock of the Company (such number to be proportionately adjusted for stock splits, stock dividends and similar events),
(ii) more than 200,000 shares of Series C Preferred Stock of the Company (such number to be proportionately adjusted for stock splits, stock dividends and similar events) nor (iii) more than 100,000 shares of Series D Preferred Stock of the Company (such number to be proportionately adjusted for stock splits, stock dividends and similar events).

4.   ASSIGNMENT AND AMENDMENT.
     ------------------------

     4.1  Assignment.  Notwithstanding anything herein to the contrary:
          ----------

          (a) Information Rights.  The rights of the Investor under Section 1.1
              ------------------
are transferable to any Holder (including the parent, affiliate or subsidiary of the Investor); provided, however, that no party may be assigned any of the
               --------  --------
foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further that any such assignee shall
                             -------- -------
receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4; and provided further that no party may assign any of the foregoing rights to any
-------- -------
entity that is organized or domiciled in the PRC.

          (b) Registration Rights.  The registration rights of the Investor
              -------------------
under Section 2 hereof may be assigned or transferred to any Holder (including the parent, affiliate or subsidiary of the Investor); provided, however, that no
                                                      --------  -------
party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further that any
                                                       ----------------
such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4; and provided further that no party may assign any of the
                    -------- -------
foregoing rights to any entity that is organized or domiciled in the PRC.

          (c) Rights of Participation.  The rights of the Investor under
              -----------------------
Sections 3 hereof are fully assignable and transferable to any Holder (including the parent, affiliate or subsidiary of the Investor); provided, however, that no
                                                      --------  -------
party may be assigned any of the foregoing rights unless the Company is given written notice by the Investor at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further that any such
                                                 ----------------
assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement; and provided further that no party may assign any
                                  -------- -------
of the foregoing rights to any entity that is organized or domiciled in the PRC.

     4.2  Amendment of Rights.  Any provision of this Agreement may be amended
          -------------------
and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of eighty percent (80%) of the Registrable Securities then outstanding and entitled to the registration rights set forth in Section 2 hereof; provided, however, that, subject to compliance with the provisions of the Series D Purchase Agreement dated as of January 29, 2000, this Agreement may be amended with the written consent of the Company to add as "Additional Investors" parties hereto any subsequent purchasers of Series D Preferred Stock that is authorized but unissued as of the date hereof. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon all of the Investors, each Holder, each permitted transferee, successor or assignee of such Investor or Holder and the Company.

5.   GENERAL PROVISIONS.
     ------------------

     5.1. Notices.  Except as may be otherwise provided herein, all notices,
          -------
requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) for notices between parties both of which are located in the United States, three business days after deposit in the U.S. mail with first class or certified mail return receipt requested postage prepaid and addressed to the other party as set forth below; or (d) when received, if sent by a national overnight delivery service, postage prepaid, addressed to the parties as set forth below, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To an Investor:                         To the Company:

At the Address Listed on Exhibit A      Sohu.com Inc.
                                        7 Jianguomen Nei Avenue
                                        Bright China Chang An Building
                                        Tower 2 Room 519
                                        Beijing, China 100005
                                        Phone: 011 8610 6510 2165
                                        Fax: 011 8610 6510 2159

                                        with a copy to:

                                        Goulston & Storrs, P.C.
                                        400 Atlantic Avenue
                                        Boston, MA 02110
                                        Attn: Timothy B. Bancroft
                                        Phone: (617) 574-3511
                                        Fax: (617) 574-4112

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 5.1 by giving the other party written notice of the new address in the manner set forth above.

     5.2  Entire Agreement. This Agreement, together with all the Exhibits
          ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

     5.3  Market Standoff.  In connection with the initial underwritten public
          ---------------
offering of the Company's Common Stock, no Investor which has signed this Amended and Restated Investor

Rights Agreement will, without the prior written consent of the Company, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of or transfer his, her, or its economic risk with respect to any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company for a period of 180 days after the date of the final prospectus used in connection with such offering. This provision shall be enforceable only to the extent that all directors and executive officers of the Company and of any subsidiary of the Company and all stockholders of the Company, other than stockholders who hold less than 1% of the outstanding capital stock of the Company on a fully-diluted basis (as shown on a certain pro forma capitalization table as of January 25, 2000 made available to each Investor who has signed this Agreement) as of the date hereof after giving effect to the sale of the Shares, Harrison Enterprises, Inc., Brant Binder, Nicholas Negroponte, or any transferee of any of the foregoing, have agreed in writing to a similar provision prior to the effectiveness of the registration statement filed with the SEC in connection with such offering.

     5.3A Governing Law.  This Agreement shall be governed by and construed
          -------------
exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws and choice of law.

     5.4  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     5.5  Third Parties.  Nothing in this Agreement, express or implied, is
          -------------
intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     5.6  Successors and Assigns.  Subject to the provisions of Section 4.1, the
          ----------------------
provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

     5.7  Captions.  The captions to sections of this Agreement have been
          --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     5.8  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.9  Adjustments for Stock Splits, Etc.  Wherever in this Agreement there
          ---------------------------------
is a reference to a specific number of shares of Preferred Stock, then, upon the occurrence of any subdivision, combination or stock dividend of Preferred Stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

     5.10 Termination of Second Amended and Restated Investor Rights Agreement.
          --------------------------------------------------------------------
The Second Amended and Restated Investor Rights Agreement is hereby terminated in its entirety and replaced by this Agreement.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                           INVESTOR
SOHU.COM INC.


                                           _____________________________________
                                                        (Name of Investor)


By:  _________________________________     By: _________________________________
     Name:                                     Name:
     Title:                                    Title:


   [SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]